UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2011

GSI COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, Pennsylvania	19406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-491-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 30, 2011, GSI Commerce, Inc. (the “Company”) informed The Nasdaq Stock Market LLC (“NASDAQ”) that, as a result of the previously disclosed resignation of Mark Menell from the Company’s Board of Directors (the “Board”) and, in particular, from his position on the Board’s Audit Committee, the Company is no longer in compliance with NASDAQ Listing Rule 5605(c)(2)(A), which requires that the Audit Committee of the Company’s Board be composed of at least three independent directors. As a result of Mr. Menell’s resignation, the Audit Committee is currently comprised of only two members, both of whom are independent. The Company intends to fill the vacancy on the Audit Committee created by Mr. Menell’s resignation within the cure period provided for in NASDAQ Listing Rule 5605(c)(4)(B).

On April 4, 2011, the Company received a notice from NASDAQ acknowledging that the Company no longer complies with NASDAQ Listing Rule 5605(c)(2)(A) and confirming the Company’s opportunity to cure as provided for in NASDAQ Listing Rule 5605(c)(4)(B).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

April 5, 2011

By:   /s/ Michael R. Conn
Name: Michael R. Conn
Title: Executive Vice President, Finance and
Chief Financial Officer